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                                                                     EXHIBIT 2.3

                                VOTING AGREEMENT


     VOTING AGREEMENT made this ___ day of August, 1999 (the "AGREEMENT"), among the Stockholder (as defined below) of Aavid Thermal Technologies, Inc., a Delaware corporation (the "COMPANY"), Heat Holdings Corp., a Delaware corporation ("PURCHASER"), and Heat Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("MERGERCO").

     The term "STOCKHOLDER", as used herein, shall mean each of the Persons set forth on the signature pages hereof as Owners, and each reference to the Stockholder is intended to encompass each of such Persons. The term "SHARES", as used in this Agreement, shall mean any and all shares of capital stock of the Company which are entitled to vote in any election of the board of directors of the Company now owned and/or subsequently acquired by the Stockholder through purchase, gift, stock splits, stock dividends and the exercise of stock options.


                                 R E C I T A L S

     Concurrently with the execution of this Agreement, Purchaser, MergerCo and the Company have entered into an Agreement and Plan of Merger dated as of the date of this Agreement (the "MERGER AGREEMENT") pursuant to which MergerCo will merge with and into the Company (the "MERGER"). The transactions contemplated by the Merger Agreement are collectively referred to as the "TRANSACTIONS."

     In order to induce Purchaser and MergerCo to enter into the Merger Agreement with the Company, Purchaser and MergerCo have requested, and the Stockholder has agreed, that the Stockholder enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                VOTING AGREEMENT

     The Stockholder hereby agrees with Purchaser and MergerCo as follows:

     SECTION 1.1. Voting of Shares. (a) At any meeting of the stockholders of the Company, however called, at every adjournment of any such meeting, and in connection with any written consent of the stockholders of the Company, the Stockholder will cause all of his Shares to be voted, during the term of this Agreement, (A) in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other Transactions as to which stockholders of the Company are called upon to vote, and (B) against any proposal submitted to the Company's stockholders which could result in or would reasonably be expected to lead to (i) any acquisition or purchase of 30% or more of the consolidated assets of the Company and its Subsidiaries or of over 30% of any class of equity securities of the Company or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any party other than Purchaser or MergerCo beneficially owning 30% or more of any class of equity securities of the Company or any of its Subsidiaries, (iii) any



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merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company other than the Transactions, or (iv) any other transaction the consummation of which would reasonably be expected to interfere with in a material way, prevent or materially delay the Merger or which would reasonably be expected to materially dilute the benefits to Purchaser of the Transactions, (each of the matters referred to in clause (B) above, an "ACQUISITION PROPOSAL").

     For purposes of this Agreement, (i) "CONTROL" and correlative terms shall have the meanings ascribed to them in Rule 405 under the Securities Act of 1933;
(ii) "PERSON" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, and (iii) "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by a Person.

          (b) The Stockholder agrees that during the term of this Agreement, the Stockholder shall attend or otherwise participate in all duly called stockholder meetings and any adjournments of such meetings and in all actions by written consent of stockholders.

     SECTION 1.2. No Proxies or Encumbrances. Other than as provided in this Agreement, the Stockholder, until the termination of this Agreement, shall not
(i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares (other than proxies to vote in the manner set forth in Section 1.1), (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of its Shares or any interest therein except for Permitted Transfers to Permitted Transferees (as such terms are defined below) or (iii) seek or solicit any of the foregoing. The Stockholder shall notify Purchaser and MergerCo promptly and provide all details requested by Purchaser and MergerCo if the Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

          For purposes of this Agreement, (i) "PERMITTED TRANSFEREE" means, with respect to any particular Owner any Person controlled, directly or indirectly, by the Stockholder and (ii) each transfer to a Permitted Transferee shall constitute a "PERMITTED TRANSFER" only if it is a:

          (i) transfer to a Permitted Transferee of such Owner and, in the case of a Permitted Transferee, transfer to the Owner who transferred such securities to the Permitted Transferee or to other Permitted Transferees of such Owner; provided that, any such Permitted Transferee shall enter into a supplement to this Agreement, consented to in writing by Purchaser and MergerCo, agreeing to be bound by the terms of this Agreement; or

          (ii) pledge to a bank or securities firm of such Owner's Shares securing a bona fide loan; provided that the pledge agreement with the pledgee shall provide that the transferring Owner shall continue at all times to have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to such pledged Shares; and provided further that any pledge agreement that any Owner enters into shall provide that the pledgee shall give written


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     notice to Purchaser and MergerCo at least 10 days prior to the date such pledgee takes any action to exercise any remedies with respect to such Shares;

provided that no such transfer is in violation of applicable federal or state securities laws.

     SECTION 1.3. No Solicitation. The Stockholder shall not, during the term of this Agreement, directly or indirectly solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     The Stockholder represents and warrants to Purchaser and MergerCo as follows:

     SECTION 2.1. Valid Title. The Stockholder is the true and lawful owner of 100% of the Shares set forth next on the Shares Schedule to this Agreement, with full power to vote and dispose of such Shares, and there are no restrictions on the Stockholder's voting rights or rights of disposition pertaining to such Shares except as set forth in this Agreement, pursuant to bona fide pledge agreements to secure loans to such Stockholder, or imposed by federal and state securities law. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such shares.

     SECTION 2.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of the Stockholder or to a loss of any material benefit of the Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder.

     SECTION 2.3. Authorization. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the Transactions are within the Stockholder's powers and have been duly authorized by all necessary actions.

     SECTION 2.4. Binding Effect. This Agreement constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If the Stockholder is married and the Shares set forth on the signature pages hereto next to the Stockholder's name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Stockholder's spouse, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement and has obtained any necessary consents in connection with execution of this Agreement.

     SECTION 2.5. No Other Shares. The number of Shares set forth on the Shares Schedule next to the name of the Stockholder are the only Shares owned by the Stockholder. Except as set forth on the

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Shares Schedule, the Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has or have no other interest in or voting rights with respect to any securities of the Company (other than the Shares set forth on the signature pages hereof).

     SECTION 2.6. Finder's Fees. No investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Stockholder who is or may be entitled to a commission or fee from Purchaser, MergerCo or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

                                    ARTICLE 3

                                  MISCELLANEOUS

     SECTION 3.1. Notices. All notices, requests and other communications to any party hereunder shall be deemed to have been duly given when delivered in person, by telegram, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature pages hereto.

     SECTION 3.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 3.3. Termination. This Agreement shall automatically terminate upon termination of the Merger Agreement in accordance with its terms.

     SECTION 3.4. Severability. If any provision of this Agreement or the application of such provision to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

     SECTION 3.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.


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     SECTION 3.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the Stockholder, the heirs and executors of the Stockholder); provided that, except as permitted by
Section 1.2 or by will or intestacy, no party may assign, delegate or otherwise transfer all or any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     SECTION 3.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received counterparts (or signature pages) hereof signed by all of the other parties.

     SECTION 3.8. Governing Law; Jurisdiction; Specific Performance. (a) Governing Law. The terms of this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws).

          (b) Jurisdiction; Specific Performance. (i) Each of the parties hereto agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought against any of the parties in any state or federal court in the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action, or proceeding and waives any objection to venue laid therein. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State Delaware. Without limiting the foregoing, each of the parties hereto agrees that service of process upon such party at the address referred to in
Section 3.1, together with written notice of such service to such party, shall be deemed effective service of process upon such party, and (ii) each of the parties acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

          (c) Waiver of Jury Trial. Each of the parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

     SECTION 3.9. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 3.10. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     SECTION 3.11. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination of this Agreement in accordance with Section 3.3, except by written consent of Purchaser and MergerCo.


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     SECTION 3.12. Stockholder Capacity. No person executing this Agreement who is or becomes an officer or director of the Company makes any agreement or understanding herein in his capacity as an officer or director. The Stockholder signs solely in his capacity as the record holder and beneficial owner of such Stockholder's Shares and nothing in this Agreement shall limit or affect any actions taken by the Stockholder in his capacity as an officer or director of the Company.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the day and year first above written.


                                  AAVID THERMAL TECHNOLOGIES, INC.


                                  By:
                                     -----------------------------
                                     Name:
                                     Title:


                                  HEAT MERGER CORP.


                                  By:
                                     -----------------------------
                                    Name:
                                    Title:


                                  HEAT HOLDINGS CORP.


                                  By:
                                     -----------------------------
                                    Name:
                                    Title:


                                  OWNERS:


                                  ----------------------------


                                  ----------------------------

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                                 SHARES SCHEDULE




Owners:                        NUMBER OF SHARES               NUMBER OF OPTIONS
                               ----------------               -----------------